Exhibit 5.1

November 5, 2012

Koss Corporation
4129 North Port Washington Avenue
Milwaukee, WI 53212
Ladies and Gentlemen:
We have acted as your counsel in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”) for the registration of 3,514,308 shares (the “Shares”) of Common Stock, par value $0.005 per share (the “Common Stock”), of Koss Corporation, a Delaware corporation (the “Company”), issuable under the Company's 2012 Omnibus Incentive Plan (the “Plan”) adopted by the Company's Board of Directors on July 25, 2012 and approved by its stockholders as of October 3, 2012.
This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.
You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Company's Amended and Restated Certificate of Incorporation, and Amended and Restated Bylaws, and the corporate actions of the Company that provide for the for the adoption of the Plan and the reservation and issuance of the Shares by the Company thereunder, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. We have not independently established any of the facts so relied on.
In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have not verified any of those assumptions. We have further assumed that the Company does not in the future issue so many shares of Common Stock that there are insufficient remaining authorized but unissued shares of Common Stock for the exercise of awards granted under the Plan. We have also assumed that all of the Shares eligible for issuance under the Plan following the date hereof will be issued for not less than par value.
Our opinion set forth below is limited to Delaware General Corporation Law (the “DGCL”), including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws. We are not opining on, and we assume no responsibility for, the applicability to, or effect on, any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any country, municipality, or other political subdivision or local governmental agency or authority. Our opinion is rendered as of the date of this letter. We assume no obligation to update or supplement any of such opinion to reflect any changes of law or fact that may occur.
Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for as described in the Plan and the terms of the individual award agreements, as applicable, will be validly issued, fully paid, and nonassessable.
We are furnishing this opinion letter to you solely in connection with the Registration Statement. You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without our specific prior written consent.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent we do not thereby admit that we are experts with respect to any part of the Registration Statement or information specified in Item 1 and Item 2 of Part I of the Registration Statement omitted therefrom in accordance with the provisions of Rule 428 under the 1933 Act within the meaning of the term “expert” as used in Section 11 of the 1933 Act or the rules and regulations

Exhibit 5.1

promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Yours truly,
/s/ K&L Gates LLP